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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report, dated January 31, 1997, except for Note 2 as to which the date is June 23, 1997 and December 12, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries, contained in the annual report on Form 10-K for the year ended December 31, 1996, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                               Mauldin & Jenkins, LLC


Atlanta, Georgia
July 28, 1998